Exhibit 99.1

For more information contact:

Investor Relations:

David Banks 262-879-5055

Media Relations:

Lori Stafford 262-879-5130

For immediate release:

July 25, 2007

Fiserv Reports Second Quarter Results

Solid financial segment results lead to margin expansion and enhanced cash flow

Brookfield, Wis., July 25, 2007—Fiserv, Inc. (NASDAQ: FISV), a leading provider of technology solutions, today reported financial results for the second quarter of 2007.

Total revenues increased 12 percent to $1.18 billion for the second quarter of 2007 compared with $1.06 billion in 2006. For the first six months of 2007, total revenues were $2.37 billion compared with $2.12 billion in 2006.

Total earnings per share for the second quarter of 2007 were $0.64, with earnings per share from continuing operations of $0.62. Adjusted earnings per share from continuing operations for the second quarter of 2007 increased 15 percent to $0.68 compared with $0.59 in 2006. Total earnings per share for the first six months of 2007 were $1.30, with earnings per share from continuing operations of $1.25. Adjusted earnings per share from continuing operations were $1.31 in the first six months of 2007 compared with $1.20 in 2006. Adjusted earnings per share in 2007 exclude a $0.06 charge in the insurance segment in the second quarter of 2007.

Overall adjusted operating margin for the quarter increased 110 basis points to 23.4 percent compared with 22.3 percent in the prior year. Financial segment adjusted operating margin was up 180 basis points to 25.4 percent for the quarter and was up 240 basis points to 25.1 percent for the first six months compared with the prior period. Adjusted internal revenue growth for the financial segment was 5 percent for the quarter.

“Our businesses delivered solid performance in the quarter and we remain on track to achieve our full-year targets,” said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. “Our financial segment once again led the company’s performance with continued growth in revenue and margin expansion.”

Other business and operating highlights for the second quarter of 2007 included:

•	Free cash flow from continuing operations for the first half of 2007 was up 14 percent over 2006 to $209 million;

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•

The company repurchased 3.4 million shares of its common stock in the second quarter at an average price of $54.88, bringing the total shares repurchased to more than 6.0 million for the first six months of 2007;

•	Fiserv EFT completed 44 new sales in the quarter, with 89 percent made within the Fiserv core client base;

•	Fiserv signed 62 new clients in the quarter for its electronic bill payment services and now has more than 560 electronic bill pay clients;

•

Wachovia Corporation selected Fiserv to provide item processing production services for its Western United States region, including the recent acquisitions of Western Financial and GoldenWest Financial. In addition, Fiserv continues to provide complete remittance and lockbox processing services for Wachovia’s growing payments business;

•

GMAC ResCap migrated the 1.2 million loan account portfolio of Homecomings Financial onto the Fiserv Loan Servicing Platform and signed a five-year contract renewal for the continued use of the platform;

•

Pittsburgh-based Dollar Bank signed a seven-year agreement to license the Fiserv Loan Servicing Platform in order to consolidate the servicing of its 28,000 consumer and 18,000 mortgage loans onto a single technology platform.

FISERV INVESTMENT SUPPORT SERVICES (FISERV ISS) SALE IMPACT

As announced previously, the company also signed definitive agreements in the quarter to sell its Fiserv ISS operations in two separate transactions. One transaction is expected to close by the end of 2007 and the other in early 2008. The company anticipates gross proceeds from the transactions of approximately $350 million (approximately $250 million after taxes and transaction-related expenses). This amount includes return of the net capital and excludes contingent payments. The company also has the opportunity to earn additional cash consideration of up to $100 million in 2008 based on the achievement of certain revenue targets over the twelve months subsequent to closing.

Fiserv ISS results are reported in discontinued operations. Fiserv ISS generated $0.02 in earnings per share in the quarter. Those results were negatively impacted by incremental transaction-related expenses of $1.6 million, or $0.01 per share in the quarter.

“The announced sale of our Fiserv ISS business will allow us to better focus on businesses where we have a clear long-term competitive advantage. We will redeploy the capital from the sale to enhance long-term shareholder value,” said Yabuki.

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OUTLOOK FOR 2007

The company has revised its full-year 2007 continuing operations earnings per share guidance to reflect the results of Fiserv ISS as discontinued operations. This guidance excludes the charge of $16.9 million ($0.06 per share) in the second quarter in the insurance segment:

Previous 2007 EPS Guidance	$2.86 - $2.94 per share
Less: Discontinued Operations Related to Fiserv ISS	$(0.12 per share	)

New 2007 Adjusted EPS Guidance-Continuing Operations	$2.74 - $2.82 per share

“The announced sale of Fiserv ISS should be slightly accretive to our 2007 adjusted earnings per share from continuing operations growth rate. We now expect full-year growth within a range of 14-17 percent over 2006,” said Yabuki.

EARNINGS CONFERENCE CALL

The company will discuss its second quarter 2007 results on a conference call and web cast at 4 p.m. CDT on July 25. To register for the event and to access supporting materials, go to www.fiserv.com and click on the link for the event in the “Upcoming Events” Section of the home page. From there, click “Access Event.”

USE OF NON-GAAP FINANCIAL INFORMATION

The company reports its financial results in accordance with GAAP. In addition, the company uses certain non-GAAP performance measures, including “adjusted earnings per share,” “free cash flow,” “adjusted internal revenue growth,” and “adjusted operating income and margin,” to provide investors a more complete understanding of the company’s underlying operational results. These non-GAAP measures are indicators that management uses to provide additional meaningful comparisons between current results and prior reported results, and as a basis for planning and forecasting for future periods. The company believes these adjusted measures are more indicative of the company’s operating performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable measures prepared in accordance with GAAP in the United States.

About Fiserv

Fiserv, Inc. (NASDAQ: FISV), a Fortune 500 company, provides information management systems and services to the financial and insurance industries. Leading services include transaction processing,

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outsourcing, business process outsourcing (BPO), software and systems solutions. The company serves more than 18,000 clients worldwide and is the leading provider of core processing solutions for U.S. banks, credit unions and thrifts. Fiserv was ranked the largest provider of information technology services to the financial services industry worldwide in the 2004, 2005 and 2006 FinTech 100 surveys. Headquartered in Brookfield, Wis., Fiserv reported more than $4.4 billion in total revenue for 2006. For more information, please visit www.fiserv.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing of, and proceeds from, the sale of Fiserv ISS, and estimated adjusted earnings per share in 2007. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may adversely affect the company’s results include, among others, the company’s ability to complete the sale of the Fiserv ISS business, changes in clients’ demand for the company’s products or services, pricing or other actions by competitors, the potential impact of the company’s Fiserv 2.0 initiatives, general changes in economic conditions and other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K. You should consider these factors carefully in evaluating forward-looking statements, and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (1)

(In thousands, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues
Processing and services	$751,225	$705,734	$1,495,952	$1,432,429
Product	428,911	351,760	869,165	687,384

Total revenues	1,180,136	1,057,494	2,365,117	2,119,813

Expenses
Cost of processing and services	471,963	465,148	946,935	928,216
Cost of product	362,367	278,209	732,177	550,303
Selling, general and administrative (2)	164,686	137,569	317,040	277,804

Total expenses	999,016	880,926	1,996,152	1,756,323

Operating income	181,120	176,568	368,965	363,490
Interest expense – net	(11,445)	(10,351)	(20,555)	(18,494)

Income from continuing operations before income taxes	169,675	166,217	348,410	344,996
Income tax provision	65,032	61,639	134,695	129,604

Income from continuing operations	104,643	104,578	213,715	215,392
Income from discontinued operations – net of tax (1)	3,593	13,091	8,084	18,488

Net income	$108,236	$117,669	$221,799	$233,880

Earnings per share
Continuing operations	$0.62	$0.59	$1.25	$1.20
Discontinued operations (1)	0.02	0.07	0.05	0.10

Total	$0.64	$0.66	$1.30	$1.30

Adjusted earnings per share – continuing operations
Earnings per share	$0.62	$0.59	$1.25	$1.20
Unusual item (2)	0.06	—	0.06	—

Adjusted earnings per share – continuing operations	$0.68	$0.59	$1.31	$1.20

Diluted shares used in computing earnings per share	169,907	177,551	171,272	179,667

(1)

In May 2007, the company signed agreements to sell its Investment Support Services business. As a result, all periods presented reflect the Investment Support Services (Fiserv ISS) business as discontinued operations. During the second quarter, the company recorded $1.6 million ($0.01 per share) of transaction related expenses associated with the sale of Fiserv ISS. For the second quarter and first six months of 2006, earnings per share from discontinued operations included $0.04 related to the company’s securities clearing businesses, which were previously sold.

(2)

Included in selling, general and administrative expenses are pre-tax charges of $16.9 million recorded in the second quarter of 2007 related to ceasing an investment in a new technology platform ($13.1 million) in the health plan management business and other facility shutdown and severance expenses ($3.8 million) in the Insurance segment.

Adjusted earnings per share is a non-GAAP financial measure that the company believes is useful to investors because it presents the impact of certain transactions or events that management expects to occur infrequently, or to adjust for items in order to provide meaningful comparisons between current results and prior-year reported results.

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FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (1)

(In thousands, unaudited)

	June 30, 2007	Dec. 31, 2006
Assets
Cash and cash equivalents	$151,580	$149,440
Trade accounts receivable – net	564,180	578,498
Deferred income taxes	32,535	30,335
Prepaid expenses and other current assets	156,278	141,512
Assets of discontinued operations held for sale (1)	2,271,729	2,113,455

Total current assets	3,176,302	3,013,240
Property and equipment – net	238,246	241,924
Intangible assets – net	593,105	592,801
Goodwill	2,390,693	2,361,485
Other long-term assets	54,980	42,248

Total	$6,453,326	$6,251,698

Liabilities and Shareholders’ Equity
Trade accounts payable	$231,150	$228,265
Accrued expenses	301,925	338,247
Deferred revenues	249,922	258,102
Customer funds held	44,282	51,736
Liabilities of discontinued operations held for sale (1)	2,102,985	1,944,026

Total current liabilities	2,930,264	2,820,376
Long-term debt	879,800	747,256
Deferred income taxes	196,718	195,553
Other long-term liabilities	54,546	62,891

Total Liabilities	4,061,328	3,826,076
Shareholders’ Equity	2,391,998	2,425,622

Total	$6,453,326	$6,251,698

(1)	Investment Support Services assets and liabilities are reported in “Assets and liabilities of discontinued operations held for sale” for all periods presented.

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FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – CONTINUING OPERATIONS (1)

(In thousands, unaudited)

	Six Months Ended June 30,
	2007	2006
Cash flows from operating activities
Net income	$221,799	$233,880
Adjustment for discontinued operations	(8,084)	(18,488)
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(8,800)	8,520
Share-based compensation	15,895	18,734
Excess tax benefit from exercise of options	(9,952)	(3,278)
Depreciation and amortization	101,256	87,505
Changes in assets and liabilities, net of effects from acquisitions and dispositions of businesses:
Trade accounts receivable	13,237	(13,478)
Prepaid expenses and other assets	(6,535)	(9,096)
Trade accounts payable and other liabilities	(18,870)	(16,386)
Deferred revenues	(9,310)	(12,007)

Net cash provided by operating activities	290,636	275,906

Cash flows from investing activities
Capital expenditures, including capitalization of software costs for external customers	(81,839)	(93,232)
Payment for acquisitions of businesses, net of cash acquired	(45,449)	(101,035)
Dividend from discontinued operations	—	28,000
Other investing activities	(57)	(2,031)

Net cash used in investing activities	(127,345)	(168,298)

Cash flows from financing activities
Proceeds from long-term debt – net	127,457	187,568
Issuance of common stock and treasury stock	30,705	18,255
Purchases of treasury stock	(321,811)	(349,539)
Excess tax benefit from exercise of options	9,952	3,278
Customer funds held	(7,454)	3,243

Net cash used in financing activities	(161,151)	(137,195)

Change in cash and cash equivalents	2,140	(29,587)
Beginning balance	149,440	169,532

Ending balance	$151,580	$139,945

(1)	Investment Support Services cash flows are excluded from the above Consolidated Statements of Cash Flows for all periods presented.

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FISERV, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Dollars in thousands, unaudited)

Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues
Financial Institution Services (“Financial”) (1)	$753,766	$708,315	$1,521,016	$1,408,173
Insurance Services (“Insurance”) (2),(3)	426,370	349,179	844,101	711,640

Total	$1,180,136	$1,057,494	$2,365,117	$2,119,813

Operating income
Financial (1)	$165,581	$144,741	$325,521	$274,917
Insurance (2),(3)	15,539	31,827	43,444	88,573

Total	$181,120	$176,568	$368,965	$363,490

Operating margin
Financial (1)	22%	20%	21%	20%
Insurance (2),(3)	4%	9%	5%	12%

Total	15%	17%	16%	17%

(1)

Included in the financial segment results were early contract termination fees of $12.9 million for the three months ended and $21.9 million for the six months ended June 30, 2007, respectively, compared with $5.6 million and $9.5 million for the comparable periods in 2006. This segment’s businesses generally enter into three- to five-year contracts that contain early contract termination fees. These fees are very unpredictable and can vary significantly from period to period based on the number and size of terminated contracts and how early in the contract term a contract is terminated.

(2)

Included in the Insurance segment results was a decline of $30.6 million in higher-margin flood claim processing revenues from $32.3 million in the first six months of 2006 to $1.7 million in 2007, and $16.9 million in charges recorded in the second quarter of 2007 related to ceasing an investment in a new technology platform ($13.1 million) and other facility shutdown and severance expenses ($3.8 million).

(3)	Supplemental financial information for the health plan management business that is included in the Insurance segment is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues	$353,442	$289,454	$704,756	$570,682
Operating income (2)	4,999	17,535	24,528	38,288
Operating margin (2)	1%	6%	3%	7%

Free cash flow

Free cash flow is measured as net income excluding discontinued operations, plus share-based compensation, depreciation and amortization, less capital expenditures, plus or minus changes in working capital-net as reported in the company’s condensed consolidated statements of cash flows. Free cash flow is a non-GAAP financial measure that the company believes is useful to investors because it measures the company’s cash flow after it has satisfied the capital requirements of its operations.

	Six Months Ended June 30,
	2007	2006
Net income	$221,799	$233,880
Adjustment for discontinued operations	(8,084)	(18,488)
Share-based compensation	15,895	18,734
Depreciation and amortization	101,256	87,505
Capital expenditures	(81,839)	(93,232)

Free cash flow before changes in working capital	249,027	228,399
Changes in working capital-net	(40,230)	(45,725)

Free cash flow	$208,797	$182,674

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FISERV, INC. AND SUBSIDIARIES

ADJUSTED OPERATING INCOME AND MARGIN INFORMATION

(Dollars in thousands, unaudited)

Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Adjusted operating income (1)
Financial	$165,581	$144,741	$325,521	$274,917
Insurance (2) (3)	32,439	31,827	60,344	88,573

Total	$198,020	$176,568	$385,865	$363,490

Adjusted operating margin (1)
Financial	25%	24%	25%	23%
Insurance (2) (3)	17%	18%	16%	23%

Total	23%	22%	23%	23%

Customer reimbursements (1)
Financial	$101,306	$95,903	$223,407	$197,244
Insurance	4,875	2,348	9,054	5,060

Total	$106,181	$98,251	$232,461	$202,304

Prescription product costs in Insurance segment (1)	$226,942	$166,388	$447,358	$320,438

(1)

Adjusted operating margin excludes customer reimbursements and prescription product costs which are included in revenues and expenses. Customer reimbursements consist primarily of pass-through costs such as postage and data communication expenses. Prescription product costs are incurred in the health plan management business that is included in the Insurance segment. Adjusted operating income and margin for 2007 excluded pre-tax charges of $16.9 million recorded in the second quarter related to ceasing an investment in a new technology platform ($13.1 million) in the health plan management business and other facility shutdown and severance expenses ($3.8 million) in the Insurance segment. Total charges related to the health plan management business included in the Insurance segment are $14.0 million.

(2)	Included in the Insurance segment results is a decline of $30.6 million in higher-margin flood claim processing revenues from $32.3 million in the first six months of 2006 to $1.7 million in 2007.
(3)	Supplemental financial information for the health plan management business that is included in the Insurance segment is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Adjusted operating income (1)	$18,999	$17,535	$38,528	$38,288
Adjusted operating margin (1)	15%	14%	15%	15%

Adjusted operating income and margin are non-GAAP financial measures that the company believes are useful to investors because they provide more insight into how management views the underlying operating performance of the company and presents the impact of certain transactions or events that management expects to occur infrequently, or to adjust for items in order to provide meaningful comparisons between current results and prior-year reported results. In analyzing the company’s performance, management excludes the impact of pass-through customer reimbursements and prescription product costs that are presented in revenue and expenses under GAAP.

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FISERV, INC. AND SUBSIDIARIES

INTERNAL REVENUE GROWTH PERCENTAGES BY SEGMENT (1)

(Unaudited)

Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007		2006
Financial	4%	7%	5%		7%
Insurance	16%	9%	13%		12%

Total	8%	8%	8%		9%

	Adjusted (2) Three Months Ended June 30,		Adjusted (2) Six Months Ended June 30,
	2007	2006	2007		2006
Financial	5%	5%	6%		6%
Insurance	(2)%	(4)%	(8	)%(3)	3%

Total	4%	3%	2	%(3)	5%

(1)

Internal revenue growth percentages are measured as the increase in total revenues for the current period less “acquired revenue from acquisitions” divided by total revenues from the prior year period plus “acquired revenue from acquisitions.” “Acquired revenue from acquisitions” was $35.8 million ($17.8 million in the Financial segment and $18.0 million in the Insurance segment) for the second quarter of 2007 and $72.9 million ($36.5 million in the Financial segment and $36.4 million in the Insurance segment) for the six months ended June 30, 2007 and represents pre-acquisition adjusted revenue of acquired companies, less dispositions, for the comparable prior year period. Acquired revenues in the Financial segment include customer reimbursement pass-through costs of $10.6 million and $22.7 million in the second quarter of 2006 and six months ended June 30, 2006, respectively.

(2)

The adjusted internal revenue growth percentages exclude the impact of customer reimbursements and prescription product costs, which are included in revenues and expenses under GAAP. See footnote 1 to the Adjusted Operating Income and Margin Information table.

(3)

Flood claim processing revenue was $1.7 million, $32.3 million and $10.8 million in the first six months of 2007, 2006 and 2005, respectively. Flood claim processing revenue negatively impacted adjusted internal revenue growth in the Insurance segment by 7 percentage points in the first six months of 2007 and positively impacted adjusted internal revenue growth in the segment by 6 percentage points in the first six months of 2006. Excluding flood claim processing revenue, the adjusted internal revenue growth (decline) rate for the company and the Insurance segment would have been 4 percent and (1) percent in the first six months of 2007, respectively, and 4 percent and (3) percent in the first six months of 2006, respectively. The health plan management business that is included in the Insurance segment had adjusted internal revenue growth of 1 percent and 2 percent in the second quarter of 2007 and 2006, respectively, and 1 percent and 2 percent in the first six months of 2007 and 2006, respectively.

Actual and adjusted internal revenue growth percentages are non-GAAP financial measures that the company believes are useful to investors because they present internal revenue growth both including and excluding customer reimbursements and prescription product costs that must be presented in revenue under GAAP. In addition, the company believes that the presentation of its adjusted internal revenue growth rate both including and excluding flood claims processing revenue is useful to investors because it enables them to understand the impact of these revenues, which can significantly impact the company’s internal revenue growth rate.

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FISERV, INC. AND SUBSIDIARIES

SUPPLEMENTAL 2006 AND 2007 HISTORICAL FINANCIAL INFORMATION BY QUARTER (1)

(In thousands, except per share amounts, unaudited)

	First Quarter 2006	Second Quarter 2006	Third Quarter 2006	Fourth Quarter 2006	Full Year 2006	First Quarter 2007
Revenues
Processing and services	$726,695	$705,734	$729,376	$727,535	$2,889,340	$744,727
Product	335,624	351,760	393,141	437,166	1,517,691	440,254

Total revenues	1,062,319	1,057,494	1,122,517	1,164,701	4,407,031	1,184,981

Expenses
Cost of processing and services	463,068	465,148	465,809	474,146	1,868,171	474,972
Cost of product	272,094	278,209	336,424	364,534	1,251,261	369,810
Selling, general and administrative	140,235	137,569	139,905	150,653	568,362	152,354

Total expenses	875,397	880,926	942,138	989,333	3,687,794	997,136

Operating income	186,922	176,568	180,379	175,368	719,237	187,845
Interest expense – net	(8,143)	(10,351)	(11,582)	(10,596)	(40,672)	(9,110)

Income from continuing operations before income taxes	178,779	166,217	168,797	164,772	678,565	178,735
Income tax provision	67,965	61,639	63,641	63,925	257,170	69,663

Income from continuing operations	110,814	104,578	105,156	100,847	421,395	109,072
Income from discontinued operations – net of tax(1)	5,397	13,091	4,932	5,099	28,519	4,491

Net income	$116,211	$117,669	$110,088	$105,946	$449,914	$113,563

Earnings per share – diluted
Continuing operations	$0.61	$0.59	$0.60	$0.58	$2.37	$0.63
Discontinued operations (1)	0.03	0.07	0.03	0.03	0.16	0.03

Total	$0.64	$0.66	$0.63	$0.61	$2.53	$0.66

Adjusted earnings per share
Earnings per share – continuing operations	$0.61	$0.59	$0.60	$0.58	$2.37	$0.63
Unusual item (2)	—	—	—	0.03	0.03	—

Adjusted earnings per share – continuing operations	$0.61	$0.59	$0.60	$0.61	$2.41	$0.63

Diluted shares used in computing earnings per share	181,783	177,551	175,875	174,906	177,529	172,637

(1)

In May 2007, the company signed agreements to sell its Investment Support Services business. As a result, all periods presented reflect this business as discontinued operations. Earnings per share from discontinued operations included $0.04 in the second quarter and full year of 2006 related to the company’s securities clearing businesses, which were previously sold.

(2)

Represents pre-tax charges of $9.0 million recorded in the fourth quarter of 2006 in selling, general and administrative expenses related to the write down of assets and facility shutdown costs in the company’s lending division.

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SEGMENT RESULTS

Financial Segment

Financial segment revenues were $754 million in the quarter, up 6 percent compared with 2006. Financial segment adjusted internal revenue growth was 5 percent for the quarter. Operating income increased 14 percent to $166 million in the quarter.

Year-to-date adjusted operating margins were 25.1 percent, up 240 basis points compared with 2006. Adjusted operating margins for the quarter were up 180 basis points to 25.4 percent compared with the second quarter of 2006. The increase in operating income and margins in 2007 was driven primarily by strong growth in the company’s banking and payment processing businesses.

Insurance Segment

Insurance segment revenues were $426 million for the quarter, an increase of 22 percent compared with the second quarter of 2006. Adjusted internal revenues in the insurance segment declined by 2 percent in the quarter, due primarily to the ongoing competitive pressure in the large national accounts client portion of the health plan management businesses.

Insurance segment adjusted operating income was $32 million in the second quarters of both 2007 and 2006. Adjusted operating income in the second quarter of 2007 excluded $17 million of charges related to the termination of an investment in a new technology platform ($13 million) in the health plan management business and other facility shutdown and severance expenses ($4 million) in the insurance segment. These charges had a negative impact of $0.06 per share in the quarter.

FISV-E

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